UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2022

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on September 16, 2020, VBI Vaccines Inc. (the “Company”), as guarantor, and Variation Biotechnologies Inc., a Canadian federal corporation and a wholly-owned subsidiary of the Company (“Variation”), as the recipient, entered into a Contribution Agreement (the “Agreement”) with Her Majesty The Queen in Right of Canada, as represented by the Minister of Industry (the “Minister”), pursuant to which Variation is obligated to develop a novel, broadly reactive coronavirus vaccine against SARS-COV2 (“COVID-19”), Middle East Respiratory Syndrome and Severe Acute Respiratory Syndrome, and/or a monovalent vaccine targeting only COVID-19 through Phase 2 studies (such undertaking, the “Project”). Pursuant to the Agreement, the Company agreed to complete the Project in or before the first quarter of 2022 (the “Project Completion Date”), which will be conducted exclusively in Canada, except as permitted otherwise under certain circumstances.

On March 28, 2022, the Company and the Minister signed an amendment (the “Amendment”) to the Agreement, the main purpose of which was to extend the collaboration and move the Project Completion Date from March 31, 2022 to December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: April 1, 2022	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer